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                                  EXHIBIT 10.3





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                       DEED OF TRUST, SECURITY AGREEMENT
                            AND FINANCING STATEMENT



THIS INSTRUMENT COVERS THE INTEREST OF DEBTOR IN MINERALS OR THE LIKE BEFORE EXTRACTION AND THE SECURITY INTEREST CREATED BY THIS INSTRUMENT ATTACHES TO SUCH MINERALS AS EXTRACTED AND TO THE ACCOUNTS RESULTING FROM THE SALE THEREOF AT THE MINEHEAD. THIS INSTRUMENT COVERS THE INTEREST OF DEBTOR IN FIXTURES. THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS. PRODUCTS OF THE COLLATERAL ARE ALSO COVERED.

THE STATE OF TEXAS

COUNTIES OF DUVAL
AND KLEBERG


     This instrument is executed and delivered by URI, Inc. ("Debtor") whose address is 1515 Arapahoe Street, Denver, Colorado 80202, to Charley George Mays, Trustee, whose address is 5310 Windy Hill, Greenville, Texas 75401, for the benefit of Wallace M. Mays ("Secured Party") whose address is 490 Williams Street Parkway, Denver, Colorado 80218.


                                   ARTICLE I

                                  DEFINITIONS

     1.1 "COLLATERAL" means the Realty Collateral, Personalty Collateral and Fixture Collateral.

     1.2     "EVENT OF DEFAULT" shall have the meaning set forth in paragraph
4.1.

     1.3 "FIXTURE COLLATERAL" means all of Debtor's interest now owned or hereafter acquired in and to all Fixture Operating Equipment and all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions thereof, thereto or therefor.

     1.4 "FIXTURE OPERATING EQUIPMENT" means any of the items described in the first sentence of paragraph 1.9 which as a result of being incorporated into realty or structures or improvements located therein or thereon, with the intent that they remain there permanently, constitute fixtures under the laws of the state in which such equipment is located.

     1.5 "MINERALS" means uranium in whatever form (including, without limitation, uranium ore and triuranium octoxide) and all other metallic and non-metallic minerals in and under or attributable to and that may be





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produced, obtained or secured from, the lands covered and affected by the
Mineral Properties, and all products produced therefrom.

     1.6 "OBLIGATIONS" means (a) all indebtedness and obligations of Debtor under the Notes; and (b) all renewals, extensions, amendments, and substitutions of the above whether or not Debtor executes any renewal or extension agreement.





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     1.7     "MINERAL PROPERTY OR PROPERTIES" means (a) the fee lands,
unpatented and patented mining claims, mining leases and other mineral interests described in Exhibit "A" attached hereto (b) any other interest in, to or relating to (i) all or any part of the land described either in Exhibit "A" or in the documents described in Exhibit "A" or (ii) any of the estates, property rights or other interests referred to above, and (c) any instrument executed in amendment, correction, modification, confirmation, renewal or extension of the same.

     1.8 "NOTES" means collectively, (a) that certain promissory note dated February 24, 1995, executed by Debtor and Uranium Resources, Inc. and payable to the order of Secured Party in the original principal amount of $65,000.00;
(b) that certain promissory note dated March 27, 1995, executed by Debtor and Uranium Resources, Inc. and payable to the order of Secured Party in the original principal amount of $25,000.00, and all renewals, extensions, substitutions and replacements thereof; and (c) up to an additional $109,000 which may be advanced from time to time by Secured Party to Debtor and/or Uranium Resources, Inc.

     1.9 "OPERATING EQUIPMENT" means all surface or subsurface machinery, equipment, facilities, supplies or other property of whatsoever kind or nature (excluding drilling rigs, trucks, automotive equipment or other property taken to the premises for temporary uses) now or hereafter located on any of the property affected by the Mineral Properties which are required for the production, treatment, storage or transportation of Minerals, including, without limitation, the in situ solution leach mining facilities now existing or hereafter acquired or constructed, consisting of processing plants, process machinery, and equipment used in connection with such processing plants.

     1.10 "PERMITTED LIENS" shall mean the liens and encumbrances described on Exhibit "B" attached hereto.

     1.11 "PERSONALTY COLLATERAL" means all of Debtor's interest now owned or hereafter acquired in and to (i) all Operating Equipment, (ii) all proceeds and products of the Realty Collateral, and (iii) all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions of, to or for all of the property described in this subparagraph.

     1.12 "REALTY COLLATERAL" means all of Debtor's interest now owned or hereafter acquired in and to (i) the Mineral Properties; (ii) water rights, ditch and ditch rights, reservoir and reservoir rights, and (iii) all unsevered and unextracted Minerals (even though Debtor's interest therein be incorrectly described in, or a description of a part or all of such interest be omitted from, Exhibit "A").





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                                   ARTICLE II

                              CREATION OF SECURITY


     2.1 CONVEYANCE AND GRANT OF LIEN. To secure the payment of the Obligations, Debtor, by this instrument hereby grants, bargains, sells and conveys unto Trustee in trust for the benefit of Secured Party, the Realty Collateral and the Fixture Collateral.

     To have and to hold the Realty Collateral and Fixture Collateral unto the Trustee and his successors or substitutes in trust and to his and their assigns forever, together with all and singular the rights and appurtenances thereto in anywise belonging, to secure payment of the Obligations and the performance of the covenants of Debtor contained in this instrument, subject to all of the terms and conditions of this instrument and to the Permitted Liens. Debtor does hereby bind itself, its successors and permitted assigns, to warrant and forever defend all and singular the Realty Collateral and the Fixture Collateral unto the Trustee and his successors or substitutes in this Trust, against every person whomsoever, lawfully claiming or to claim the same, or any part thereof, by, through or under Debtor, provided, however, that if Debtor shall pay or cause to be paid the Obligations, as and when the same shall become due and payable, then the liens, security interests, estates and rights granted hereby shall terminate, in accordance with the provisions hereof, otherwise same shall remain in full force and effect.

     2.2 SECURITY INTEREST. For the same consideration and to further secure the Obligations, Debtor hereby grants to Secured Party a security interest in and to the Personalty Collateral and the Fixture Collateral.

                                  ARTICLE III

                       DEBTOR'S WARRANTIES AND COVENANTS

     3.1 PAYMENT OF OBLIGATIONS. Debtor covenants that Debtor shall timely pay and perform the obligations secured by this instrument.

     3.2     WARRANTIES.  Debtor warrants as follows:

             (a) Title to Collateral. Debtor has good and marketable title to the Collateral free from all liens, security interests or other encumbrances except as specifically set forth in Exhibit "A", or as permitted by the provisions of Article 3.4(h) below. The representations of Debtor as to quantum and nature of the interest of Debtor in and to the Mineral Properties set forth on Exhibit "A" includes the entire interest of Debtor in the Mineral Properties and are complete and accurate in all respects. All patented and unpatented mining claims included in the Mineral Properties have been properly located and maintained.

              (b) Production Burdens, Taxes, Expenses and Revenues. All rentals, royalties, overriding royalty interests and other payments due under or with respect to the Mineral Properties have been properly and timely paid except for any such payments that are being contested in good faith by





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appropriate proceedings and for which adequate reserves have been established.
All ad valorem, property, production, severence and other taxes based on or measured by the ownership of the Properties or the production of Minerals therefrom have been properly and timely paid except for any such payments that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established. All of the proceeds from the sale of Minerals are being properly and timely paid to Debtor by the purchasers thereof without suspense.

              (c) Production Balances. No person is entitled to receive deliveries of Minerals at any time after the date hereof without paying at such time the full contract price therefor.

     3.3 FURTHER ASSURANCES. Debtor covenants that Debtor shall execute and deliver such other and further instruments, and shall do such other and further acts as in the reasonable opinion of Secured Party may be necessary or desirable to carry out more effectively the purposes of this instrument, including, without limiting the generality of the foregoing, (i) prompt correction of any defect in the execution or acknowledgment of this instrument, any written instrument comprising part or all of the Obligations, or any other document used in connection herewith; (ii) prompt correction of any defect which may hereafter be discovered in the title to the Collateral; and (iii) prompt payment when due and owing of all taxes, assessments and governmental charges imposed on this instrument, upon the interest of Secured Party or the Trustee, except those that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established.

     3.4 OPERATION OF MINERAL PROPERTIES. As long as any of the Obligations remain unpaid or unsatisfied and whether or not Debtor is the operator of the Mineral Properties, Debtor shall (at Debtor's own expense)

                  (a) not enter into any contract or agreement which materially adversely affects the Collateral;

                  (b) cause each of the leases and mining claims and any water rights, rights-of-way, easements and privileges comprising any part of the Collateral to be kept in full force and effect by the payment of whatever sums may become payable and by the fulfillment of other obligations that may be required to prevent forfeiture or termination except for forfeitures and terminations in the ordinary course of business when no Event of Default is continuing of those water rights, rights-of-way, easements, privileges, leases and mining claims which are no longer necessary or desirable in the conduct of Debtor's business;

                  (c) cause the Mineral Properties to be maintained, developed, and continuously operated for the production, processing and marketing of Minerals in a good and minerlike manner as a prudent operator would in accordance with (i) generally accepted practices, (ii) applicable leases and contracts, and (iii) all applicable Federal, state and local laws, rules and regulations; except where failure to do any of the foregoing would not have a material advance effect on Debtor's business, operations, financial condition or properties ("Material Adverse Effect") and would not cause any forfeiture of any part of the Collateral;





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                  (d)     promptly pay of cause to be paid when due and owing
(i) all rentals and royalties payable in respect of the Collateral; (ii) all expenses incurred in or arising from the operation or development of the Collateral; (iii) all taxes, assessments and governmental charges imposed upon the Collateral, upon the income and profits from any of the Collateral, or upon Secured Party because of its interest therein; and (iv) all local, state and federal taxes, payments and contributions for which Debtor may be liable; except where failure to do any of the foregoing would not have a Material Adverse Effect and would not cause any forfeiture or termination of any part of the Collateral;

                  (e) promptly take all action necessary to enforce or secure the observance or performance of any term, covenant, agreement or condition to be observed or performed by third parties under any material contract other than sales contracts, or any part thereof, or to exercise any of its rights, remedies, powers and privileges under any material contract, all in accordance with the respective terms thereof;

                  (f) obtain and maintain in full force and effect all licenses, permits, franchises and other governmental and private authorizations and rights necessary in the operation of Debtor's business;

                  (g) permit, and do all things necessary to enable, the Trustee and Secured Party (through its agents and employees) to enter upon the Mineral Properties at any reasonable time for the purpose of investigating and inspecting the condition and operations of the Collateral;

                  (h) cause the Collateral to be kept from and clear of liens, charges, security interests and encumbrances of every character other than Permitted Liens; and

                  (i) properly and timely perform all assessment work required to maintain any mining claims constituting any part of the Mineral Properties and properly and timely file and record all reports of such assessment work.

     3.5 RECORDING. Debtor shall promptly (at Debtor's own expense) record, register, deposit and file this and every other instrument in addition or supplement hereto, including applicable financing statements, in such offices and places within the state where the Collateral is located and at such times and as often as may be reasonably necessary to create, perfect, maintain and preserve the lien and security interest herein created as a first lien or prior security interest on real or personal property as the case may be, and otherwise shall do and perform all matters or things necessary to be done or observed by reason of any applicable law or regulation or any state or of the United States or any other competent authority for the purpose of effectively creating, perfecting, maintaining and preserving the lien and security interest created hereby in and on the Collateral.





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                                   ARTICLE IV

                                    DEFAULT

     4.1 EVENTS OF DEFAULT. Debtor will be in default under this instrument upon the occurrence of any of the following events (each such event, an "Event of Default"):

                 (a) Debtor shall fail to pay when due the Obligations and such failure shall continue for a period of sixty (60) days after written notice thereof is delivered to Debtor.

                 (b) The Debtor shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement (other than covenants to pay the Obligations) and such failure shall continue for a period of sixty (60) days after notice thereof to Borrower.

                 (c) The Debtor shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

                 (d) An involuntary proceeding shall be commenced against the Debtor seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of ninety (90) days.

     4.2 RIGHTS UPON DEFAULT. If any Event of Default has occurred and is continuing, Secured Party may, at its option, declare the entire unpaid principal of and accrued and unpaid interest on the obligations to be forthwith due and payable, without (except as provided in the Notes) any protest, presentment, demand, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by Debtor, and/or exercise any other rights and remedies available to Secured Party.

                                   ARTICLE V

                             SECURED PARTY'S RIGHTS


     5.1     RIGHTS TO REALTY COLLATERAL UPON DEFAULT

             (a) Operation of property by Secured Party. Upon the occurrence and during the continuance of an Event of Default, and in addition to all other rights of Secured Party, Secured Party shall have the following rights and powers (but no obligation), at the Debtor's expense:





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                           (i)    To enter upon and take possession of any of
the Realty Collateral, to exclude Debtor therefrom, and to hold, use, administer, manage and operate the same to the extent that Debtor could do so;

                           (ii)   To operate the Realty Collateral, without any
liability to Debtor in connection with such operations, except for failure to use ordinary care in such operations; and

                           (iii)  To the extent that Debtor could do so, to
collect, receive and receipt for all Minerals produced and sold from the Realty Collateral, to make repairs, to purchase machinery and equipment, to conduct workover operations, to drill additional wells, and to exercise every power, right and privilege of Debtor with respect to the Realty Collateral.

            When and if the reasonable expenses of such operation and development (including costs of unsuccessful workover operations or additional wells) and the other Obligations have been paid, the Realty Collateral shall be returned to Debtor (providing there has been no foreclosure sale).

             (b) Judicial Proceedings. Upon the occurrence and during the continuance of an Event of Default, the Trustee, in lieu of or in addition to exercising the power of sale hereafter given, may proceed by a suit or suits, in equity or at law (i) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, (ii) for the appointment of a receiver pending any foreclosure hereunder or the sale of the Realty Collateral, or (iii) for the enforcement of any other appropriate legal or equitable remedy; and further, in lieu of the non-judicial power of sale hereafter given for Collateral located in the State of Texas, the Trustee may proceed by suit for a sale of the Realty Collateral.

             (c) Foreclosure by Private Power of Sale of Collateral. Upon the occurrence and during the continuance of an Event of Default, the Trustee shall have the right and power to sell, as the Trustee may elect, all or a portion of the Collateral at one or more sales as an entirety or in parcels, in accordance with Section 51.002 of the Texas Property Code. Debtor hereby designates as Debtor's address for the purpose of notice the address set out at the end of this instrument. Any purchaser or purchasers will be provided with a general warranty conveyance, subject to Permitted Liens, binding Debtor and Debtor's successors and assigns. Sale of a part of the Realty Collateral will not exhaust the power of sale, and sales may be made from time to time until all of the Realty Collateral is sold or all of the Obligations are paid in full. The Trustee will have the authority to appoint an attorney- in-fact to act as trustee in conducting the foreclosure sale and executing a deed to the purchaser or purchasers.

             (d) Certain Aspects of Sale. Secured Party will have the right to become the purchaser at any foreclosure sale and to credit the then outstanding balance of the Obligations against the amount payable by Secured Party as purchaser at such sale. Recitals contained in any conveyance to any purchaser or purchasers at any sale made hereunder will constitute prima facie evidence of the failure of Debtor to pay the Obligations or perform its covenants under this instrument, advertisement and conduct of such sale in the manner provided herein, appointment of any successor-Trustee hereunder and the





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truth and accuracy of all other matters stated therein.  Debtor hereby irrevocably appoints Trustee to be the attorney of Debtor and in the name and on behalf of Debtor to execute and deliver upon the occurrence and during the continuance of an Event of Default any deeds, transfers, conveyances, assignments, assurances and notices which Debtor is required to execute and deliver and do and perform any and all such acts and things which Debtor is required to do and perform under the covenants herein contained and generally to use the name of Debtor in the exercise of all or any of the powers hereby conferred on Trustee. Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceedings, it shall not be necessary for Trustee or any public officer acting under execution or by order of court, to have physically present or constructively in his possession any of the Collateral, and Debtor hereby agrees to deliver all of such personal property to the purchaser or purchasers at such sale at the date of sale and if it should be impossible or impracticable to make actual delivery of such property, then the title and right of possession to such property shall pass to the purchaser or purchasers at such sale as completely as if the same had been actually present and delivered.

             (e) Receipt to Purchaser. Upon any sale made under the power of sale herein granted, the receipt of the Trustee will be sufficient discharge to the purchaser or purchasers at any sale for its purchase money, and such purchaser or purchasers, will not, after paying such purchase money and receiving such receipt of the Trustee, be obligated to see to the application of such purchase money or to be responsible for any loss, misapplication or non-application thereof.

             (f)  Effect of Sale.  Any sale or sales of the Realty
Collateral will operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Debtor, in and to the premises and the Realty Collateral sold, and will be a perpetual bar both at law and in equity, against Debtor, Debtor's successors or assigns, and against any and all persons claiming or who shall thereafter claim, all or any of the Realty Collateral sold by, through or under Debtor, or Debtor's successors or assigns. Nevertheless, if requested by the Trustee so to do, Debtor shall join in the execution and delivery of all proper conveyances, assignments and transfers of the property so sold. The purchaser or purchasers at the foreclosure sale will receive as incident to his, its or their own ownership, immediate possession of the Realty Collateral purchased and the Debtor agrees that if Debtor retains possession of the Realty Collateral or any part thereof subsequent to such sale, Debtor will be considered a tenant at sufferance of the purchaser or purchasers and will be subject to eviction and removal by any lawful means, with or without judicial intervention, and all damages by reason thereof are hereby expressly waived.

             (g) Application of Proceeds. The proceeds of any sale of the Realty Collateral or any part thereof, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, will be applied (A) first, to the payment of all reasonable out-of-pocket expenses incurred by the Trustee in the performance of his duties including, without limiting the generality of the foregoing, court costs, compensation of agents and employees, and legal fees, plus expenses of any entry or taking of possession, sale, advertising or conveyance thereof; (B) second, to the payment of the Obligations; and (C) third, the balance, if any, thereafter





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remaining will be paid to Debtor or Debtor's successors or assigns as their interests may appear. Debtor shall remain liable for any deficiency remaining after the sale.

     5.2 RIGHTS TO PERSONALTY COLLATERAL UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default, Secured Party may proceed against the Personalty Collateral in accordance with the rights and remedies granted herein with respect to the Realty Collateral, or will have all rights and remedies granted by the Uniform Commercial Code and this instrument. If an Event of Default has occurred and is continuing, Secured Party shall have the right to take possession of the Personalty Collateral, and for this purpose Secured Party may enter upon any premises on which any or all of the Personalty Collateral is situated and, to the extent that Debtor could do so, take possession of and operate the Personalty Collateral or remove it therefrom. Secured Party may require Debtor to assemble the Personalty Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Unless the Personalty Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send Debtor 10 days prior written notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personalty Collateral is to be made. This requirement of sending reasonable notice will be met if such notice is mailed, postage prepaid, to Debtor at the address designated in Section 6.12 hereof (or such other address as has been designated as provided herein) at least ten days before the time of the sale or disposition. In addition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, Secured Party will be entitled to recover reasonable attorney's fees and legal expenses as provided for in this instrument and in writings evidencing said obligations before applying the balance of the proceeds from the sale or other disposition toward satisfaction of the obligations. Debtor will remain liable for any deficiency remaining after the sale or other disposition.

     5.3 RIGHTS TO FIXTURE COLLATERAL UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default, Secured Party may elect to treat the Fixture Collateral as either Realty Collateral or as Personalty Collateral (but not both) and proceed to exercise such rights as apply to the type of Collateral selected.

                                   ARTICLE VI

                                 MISCELLANEOUS


     6.1 SUCCESSOR TRUSTEES. The Trustee may resign in writing addressed to Secured Party or be removed at any time with or without cause by an instrument in writing duly executed by Secured Party. In case of the death, resignation or removal of the Trustee, a successor Trustee may be appointed by the Secured Party by instrument of substitution complying with any applicable requirements of law, and in the absence of any requirement, without other formality other than an appointment and designation in writing. The appointment and designation will vest in the named successor Trustee all the estate and title of the Trustee in all of the Collateral and all of the rights, powers, privileges, immunities and duties hereby conferred upon the

Trustee. All references herein to the Trustee will be deemed to refer to the successor Trustee from time to time acting hereunder.

     6.2 ADVANCES BY SECURED PARTY OR THE TRUSTEE. Each and every covenant of Debtor herein contained shall be performed and kept by Debtor solely at Debtor's expense. If Debtor fails to perform or keep any of the covenants of whatsoever kind or nature contained in this instrument, Secured Party (either by it directly or on its behalf by the Trustee or any receiver appointed hereunder) may, but will not be obligated to, make advances to perform the same on Debtor's behalf (after written notice to Debtor if an Event of Default has not occurred), and Debtor hereby agrees to repay such sums and any reasonable attorneys' fees incurred in connection therewith on demand. In addition, Debtor hereby agrees to repay on demand any reasonable out-of-pocket costs, expenses and attorney's fees incurred by Secured Party or the Trustee which are to be obligations of Debtor pursuant to, or allowed by, the terms of this instrument. Such amounts will be in addition to any sum of money which may, pursuant to the terms and conditions of the written instruments comprising part of the Obligations, be due and owing. No such advance will be deemed to relieve Debtor from any default hereunder.

     6.3 TERMINATION. If all the Obligations are paid in full, then all of the Collateral will revert to Debtor and the entire estate, right, title and interest of the Trustee and Secured Party will thereupon cease; and the Secured Party in such case shall, upon the request of Debtor and the payment by Debtor of all reasonable out-of-pocket attorneys' fees and other expenses, deliver to Debtor proper instruments acknowledging the release of this instrument and advising purchasers of production who are making payment on the Collateral to Secured Party of the termination of this instrument.

     6.4 RENEWALS, AMENDMENTS AND OTHER SECURITY. Secured Party may take or hold other security for the Obligations without notice to or consent of Debtor. The acceptance of this instrument by Secured Party shall not waive or impair any other security Secured Party may have or hereafter acquire to secure the payment of the Obligations nor shall the taking of any such additional security waive or impair the lien and security interests herein granted. The Trustee or Secured Party may resort first to such other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this instrument. This instrument may not be amended, waived or modified except in a written instrument executed by both Debtor and Secured Party.

     6.5 ASSIGNMENT AND FINANCING STATEMENT. This instrument will be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof if appropriate under applicable state law. As a financing statement this instrument is intended to cover all Personalty Collateral including, but not limited to, Fixture Collateral. This instrument shall be filed in the appropriate records of the county or counties and the state in which the Realty Collateral is located as well as the Uniform Commercial Code records of the Secretary of State or other appropriate office of the state in which any Personalty Collateral or any Realty Collateral is located. At Secured Party's request Debtor shall execute financing statements covering the Personalty Collateral, including but not limited to all Fixture Collateral, which financing statements may be filed in the Uniform Commercial Code records of the Secretary of State or other appropriate office of the state in which any of the Collateral is located.

     6,6     UNENFORCEABLE OR INAPPLICABLE PROVISIONS.  If any provisions hereof is invalid or unenforceable, the other provisions hereof will remain in full force and effect in order to carry out the provisions hereof.

     6.7 RIGHTS COMULATIVE. Each and every right, power and remedy herein given to the Trustee or Secured Party will be cumulative and not exclusive, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, or the Secured Party, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time of thereafter, any other right, power or remedy. No delay or omission by the Trustee or by Secured Party in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

     6.8 WAIVER BY SECURED PARTY. Any and all covenants in this instrument may from time to time by instrument in writing by the Secured Party, be waived to such extent and in such manner as the Trustee or Secured Party may desire, but no such waiver will ever affect or impair either the Trustee's or Secured Party's rights hereunder, except to the extent specifically stated in such written instrument.

     6.9 TERMS. This instrument is binding upon Debtor, Debtor's successors and assigns, and will inure to the benefit of the Trustee and the Trustee's successors and Secured Party and its successors and permitted assigns. Unless the context otherwise requires, terms used in this instrument which are defined in the Uniform Commercial Code of Texas are used with the meanings therein defined.

     6.10 COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that, to facilitate recordation, in any particular counterpart portions of Exhibit "A" hereto which describe properties situated in Counties other than the County in which such counterpart is to be recorded may have been omitted.

     6.11 GOVERNING LAW. This instrument shall be governed by, and construed in accordance with, the law of the State of Texas (except that Tex. Rev. Civ. Stat. Ann. art. 5069, Ch. 15 (which regulates certain revolving credit loan accounts and revolving triparty accounts is hereby waived and shall not apply to this instrument) subject, however, to the effect of applicable federal law.

     6.12 NOTICE. All notices required or permitted to be given by Debtor, Secured Party or the Trustee shall be made in accordance with the

Notes.  Any notices to be given to the Trustee shall be delivered to Secured
Party.

     6.13 DUTIES OF TRUSTEE. It shall be no part of the duty of the Trustee to see to any recording, filing or registration of this Deed of Trust or any other instrument in addition or supplemental hereto, or to see to the payment of or be under any duty with respect to any tax or assessment or other governmental charge which may be levied or assessed on the Collateral, any part thereof, or against the Debtor, or to see to the performance or observance by the Debtor of any of the covenants and agreements contained herein. Trustee shall not be responsible for the execution, acknowledgment or validity of this Deed of Trust or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of the Secured Party. Trustee shall have the right to consult with counsel regarding any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. Trustee shall not incur any personal liability hereunder except for his own negligence or willful misconduct; and the Trustee shall have the right to rely on the authenticity any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.

     EXECUTED this 27th day of March, 1995.

                                         DEBTOR:
                                         URI, INC.

                                         By:  Paul K. Willmott
                                              Name:  Paul K. Willmott
                                              Title: President

THE STATE OF COLORADO

COUNTY OF DENVER

     This instrument was acknowledged before me on March 27, 1995, by Paul K. Willmott, President, of URI, Inc., a corporation on behalf of said corporation.

    (seal)                                     Jennie Davis
                                               Notary Public - State of Colorado

My Commission Expires:                         Jennie Davis
My Commission Expires January 9, 1998          Printed Name of Notary Public

                                   EXHIBIT A
                                     TO THE
                       DEED OF TRUST, SECURITY AGREEMENT
                            AND FINANCING STATEMENT
                     FROM URI, INC. TO CHARLEY GEORGE MAYS,
                          TRUSTEE, FOR THE BENEFIT OF
                                WALLACE M. MAYS


MINING LEASES - KLEBERG COUNTY, TEXAS

1. KD-1A, B & C - In Situ Mining Leases between Clyde M. Allen, Jr., Joyce Allen Baker, Jane Allen Lamb and URI, dated 5-28-89, covering 40 acres of land, more or less, being Farm Lot 1, Block 47 of the Kleberg Town and Improvement Company Subdivision, Kleberg County, Texas. Received by Warranty Deed from O.
G. Pirie recorded in Vol. 12, Page 164 in the Kleberg County Courthouse, Kleberg County, Texas, said Lease being recorded in the Kleberg County, Texas Clerk and Recorder's Office at Volume 22, Page 983.

2. KD-2A - Solution Mining Lease between B. B. Braly and Exxon Corp., dated 5-29-79, covering 40 acres of land, more or less, being Farm Lot 13 in Block 50 of The Kleberg Town and Improvement Company Subdivision, as per map or plat thereof recorded in Vol. 1, Page 34, Plat Records of Kleberg County, Texas, said Lease being recorded in the Kleberg County, Texas Clerk and Recorder's Office at Vol. 362, Page 281. Partial release being recorded at Vol. 23, Page 330.

3. KD-2B - Solution Mining Lease between Iva Juanita Cumberland Burris, individually and as independent executrix of the estate of William Arthur Cumberland, and Exxon Corp., dated 5-29-79, covering 120 acres of land, more or less, being Farm Lots No. 13 in Block 50, and Farm Lots Nos. 7 and 8 in Block 54 of The Kleberg Town and Improvement Company Subdivision, as per map or plat thereof recorded in Vol. 1, page 34, Plat Records of Kleberg County, Texas, said Lease being recorded in the Kleberg County, Texas Clerk and Recorder's Office at Vol. 362, Page 294. Partial release being recorded at Vol. 23, Page 332.

4. KD-2C - In Situ Mining Lease between Sharon C. and Johnny Lee Robertson and URI, dated 11-23-83, covering 5 acres of land, more or less, being 466.67 feet square located in the SW corner of Farm Lot 13, Block 50 of The Kleberg Town and Improvement Company Subdivision, Kleberg County, Texas. Recorded in Vol. 336, Page 62, Deed Records of Kleberg County, Texas, said Lease being recorded in the Kleberg County, Texas Clerk and Recorder's Office at Volume 442, Page 235.

5.     KD-5 - 40 acre Lease dropped September 8, 1988.

6. KD-6A - Mining Lease between J. Eugene Wukasch, Earl O. Wukasch and Exxon Corp., dated 7-22-81, covering 34.30 acres, more or less, being the South
34.30 acres of Farm Lot No. 7 in Block 48 of the Kleberg Town and Improvement Company Subdivision, as per map or plat thereof recorded in Vol. 1, Page 34, Plat Records of Kleberg County, Texas, said Lease being recorded in the Kleberg County, Texas Clerk and Recorder's Office at Vol. 403, Page 230.

7. KD-6B - Mining Lease between Clara Kissman and Exxon Corp., dated 3-5-81, covering 34.30 acres, more or less, being the South 34.30 acres of Farm Lot No. 7 in Block 48 of the Kleberg Town and Improvement Company Subdivision, as per map or plat thereof recorded in Vol. 1, Page 34, Plat Records of Kleberg County, Texas, said Lease being recorded in the Kleberg County, Texas Clerk and Recorder's Office at Vol. 395, Page 246.

8. KD-8 - Solution Mining Lease between George L. Chamberlin and Exxon Corp., dated 6-5-79, covering 40 acres of land, more or less, being Farm Lot 2 in Block 54 of The Kleberg Town and Improvement Company subdivision, as per map or plat thereof recorded in Vol. 1, Page 34, Plat Records of Kleberg County, Texas, said Lease being recorded in the Kleberg County, Texas Clerk and Recorder's Office at Vol. 362, Page 300.

9. KD-9 - Uranium Mineral Lease between Kenneth A. Huff, et al. and URI, dated 8-2-83, covering approximately 120 acres of land being Farm Lots 9, 10, and 11, of Block 49 of The Kleberg Town and Improvement Company Subdivision as per map or plat thereof recorded in Volume 1, Page 34, Plat Records of Kleberg County, Texas, said Lease being recorded in the Kleberg County, Texas Clerk and Recorder's Office at Vol. 439, Page 103.

10. KD-10 - Mining Lease between Blanch C. Daughters, individually and as independent executrix of the estate of Harley L. Daughters and Exxon Corp., dated 12-10-80, covering 160.0 acres of land, more or less, being Farm Lots Nos. 3, 4, 5 and 6 in Block 54 of The Kleberg Town and Improvement Company Subdivision, as per map or plat thereof recorded in Vol. 1, Page 34, Plat Records of Kleberg County, Texas, said Lease being recorded in the Kleberg County, Texas Clerk and Recorder's Office at Vol. 390, Page 156.

11. KD-11 - Solution Mining Lease between Melvin E. and Zeffie L. Burris and Exxon Corp., dated 4-26-79, covering 40 acres of land, more or less, being Farm Lot No. 1 in Block 54 of The Kleberg Town and Improvement Company Subdivision, as per map or plat thereof recorded in Vol. 1, Page 34, Plat Records of Kleberg County, Texas, said Lease being recorded in the Kleberg County, Texas Clerk and Recorder's Office at Vol. 362, Page 287.

12. KD-12 - Mining Lease between R. K. Cumberland, et al. and Exxon Corp., dated 12-9-80, covering 160.0 acres of land, more or less, being Farm Lots 3, 4, 5, 6, of Block 48 of The Kleberg Town and Improvement Company Subdivision, as per map or plat thereof recorded in Vol. 1, page 34, Plat Records of Kleberg County, Texas, said Lease being recorded in the Kleberg County, Texas Clerk and Recorder's Office at Vol. 390, Page 153.

13. KD-13A, B, & C - Solution Mining Lease between William F. Radford, Jane Frances Radford and Exxon Corp., dated 5-16-79, covering 674 acres of land, more or less, and being Farm Lots Nos. 1 through 17 in Block 55, and Farm Lot No. 13 in Block 49 of The Kleberg Town and Improvement Company Subdivision, as per map or plat thereof recorded in Vol. 1, Page 34, Plat Records of Kleberg County, Texas, said Lease being recorded in the Kleberg County, Texas Clerk and Recorder's Office at Vol. 362, Page 307.

14. KD-14 - Solution Mining Lease between William F. Radford, Jane Frances Radford and Exxon Corp., dated 5-16-79, covering 240 acres of land, more or less, and being Farm Lots Nos. 9 and 10 in Block 48, and Farm Lots Nos. 12, 14, 15 and 16 in Block 49 of The Kleberg Town and Improvement Company Subdivision, as per map or plat thereof recorded in Vol. 1, Page 34, Plat Records of Kleberg County, Texas, said Lease being recorded in the Kleberg County, Texas Clerk and Recorder's Office at Vol. 362, Page 313.

15. KD-15 A & B - Mining Leases between Eleanor Davis, Catherine Veselik, Bonaventure H. Veselik and Exxon Corp., dated 12-11- 80, covering 40.0 acres, more or less, being Farm Lot 5 in Block 49 of The Kleberg Town and Improvement Company Subdivision, as per map or plat thereof recorded in Vol 1, Page 34, Plat Records of Kleberg County, Texas, said Leases being recorded in the Kleberg County, Texas Clerk and Recorder's Office at Vol. 390, Page 236 (15B) and Vol. 436, Page 238 (15A).

16. KD 16A & B - In-Situ Uranium Mining Lease dated 12-26-89 between Charles W. Muil, Jr. and Robert D. Muil and URI, Inc. covering 840.0 acres, being Farm Lots 9 through 16, Blk. 53, Lots 9, 13 thru 16, Blk. 54, Lots 1 thru 4, Blk. 63 and Lots 1 thru 4, Blk. 64, Kleberg Town and Improvement Company Subdivision as per map or plat thereof recorded in Vol. 1, Page 34, Plat Records of Kleberg County, Texas and which lease is recorded in Vol. 31, at Page 611 of the Official Records of Kleberg County, Texas.

17. KD-17 - In-Situ Uranium Mining Lease between Harold J. and Era Mae Bareis and URI dated 12-9-86, covering the South 8 acres of Farm Lot 4, Block 26; the north 8 acres of Farm Lot 2, Block 27; Farm Lot 13, Block 27; Farm Lots 8 and 16, Block 28; Farm Lots 4, 5 and the North Half of 6, Block 38 comprising
236.0 acres of land, more or less, all located in The Kleberg Town and Improvement Company Subdivision, as per map or plat thereof recorded in Vol. 1, Page 34, Plat Records, Kleberg County, Texas, said Lease being recorded in the Kleberg County, Texas Clerk and Recorder's Office at Vol. 508, Page 286.

18.     18-A-AK - Solution Mining Leases between the following listed lessors:


LSE_#           LESSOR                       LSE DATE     VOL/BOOK    PAGE
KD18A       Barbara J. Keltner               01/18/88         12        355
KD18AA      Ruby Steward                     01/18/88         12        605
KD18AB      Robert Giese                     01/18/88         12        615
KD18AC      Kenneth Giese                    01/18/88         12        625
KD18AD      Victor E. Henry                  01/18/88         12        635
KD18AE      Mary M. Golden                   01/18/88         12        645
KD18AF      Lera C. Hosmer                   01/18/88         12        655
KD18AG      Edna Stewart                     01/18/88         12        665
KD18AH      James C. Golden                  01/18/88         12        675
KD18AI      Vera Betty Damon                 09/20/89         28        300
KD18AJ      William T. Henry                 10/10/89         29        300
KD18AK      Eugene W. Henry                  10/12/89         29        581
KD18B       Ada Fischer Estate               01/18/88         12        365
KD18C       Ada Fischer Life Est.            01/18/88         12        375
KD18D       Patricia Fischer                 01/18/88         12        385
KD18E       Jeanette Odom                    01/18/88         12        345
KD18F       Jean Greeson                     01/18/88         12        395
KD18G       Freda Marks                      01/18/88         12        405
KD18H       Gerald Fischer                   01/18/88         12        415


KD18I       Mary Waters                      01/18/88         12        425
KD18J       Herman Hollingsworth             01/18/88         12        435
KD18K       Catherine Veselik                01/18/88         12        445
KD18L       Betty Lou Fisher                 01/18/88         12        455
KD18M       Frank Fisher                     01/18/88         12        465
KD18N       Bernard Wallace                  01/18/88         12        475
KD18O       Alice Tiberio                    01/18/88         12        485
KD18P       Louise Sparks                    01/18/88         12        495
KD18Q       Helen G. McKinney                01/18/88         12        505
KD18R       William H. White                 01/18/88         12        515
KD18S       Virginia J. Henry                01/18/88         12        525
KD18T       Delores Wright                   01/18/88         12        535
KD18U       Earl Hollingsworth               01/18/88         12        545
KD18V       Helen Reeder                     01/18/88         12        555
KD18W       Lewis W. Maples Estate,          01/18/88         12        565
KD18X       Voncille Hering                  01/18/88         12        575
KD18Y       Virginia H. Hopper               01/18/88         12        585
KD18Z       Eleanor M. Davis                 01/18/88         12        595

and URI, Inc. dated as shown above, covering 200 acres of land, more or less, being Farm Lots 3, 4, 6, 7, & 8, Blk. 49 of the Kleberg Town and Improvement Company Subdivision, as per map or plat thereof recorded in Vol. 1, Page 34, Plat Records of Kleberg County, Texas, said leases being recorded in the Kleberg County, Texas Clerk and Recorder's office at the Volumes and Pages listed above.

19. KD-19 - Solution Mining Lease between Robert S. Sexauer and wife Jacqualine N. Sexauer Trust and URI, Inc. dated March 17, 1989, covering 160 acres of land, more or less, being Farm Lots 11-14 inclusive, Blk. 41 of the Kleberg Town and Improvement Company Subdivision, as per map or plat thereof recorded in Vol. 1, Page 34, Plat Records of Kleberg County, Texas, said lease being recorded in the Kleberg County, Texas Clerk and Recorder's office at Vol. 21, Page 443.

20.     KD-20A-F - Solution Mining Lease between the following listed lessors:


LSE #           LESSOR                       LSE DATE     VOL/BOOK    PAGE
KD20A & B   Y. G. Garcia                     02/15/89         20        389
KD20C       Zulema G. Martinez               02/15/89         20        389
KD20D       Fidel Garcia, etux               02/15/89         20        389
KD20E       Ofelia Garcia                    02/15/89         20        389
KD20F       Hermila Garcia                   02/15/89         20        389

and URI, Inc. dated as shown above, covering 200 acres of land, more or less, being Farm Lots 2, 6, 7, 8 & 10, Block 42 of the Kleberg Town and Improvement Company Subdivision, as per map or plat thereof recorded in Vol. 1, Page 34, Plat Records of Kleberg County, Texas, said leases being recorded in the Kleberg County, Texas Clerk and Recorder's office at the Volumes and Pages listed above.

21.     KD-21A-F - Solution Mining Leases between the following listed lessors:


LSE #           LESSOR                       LSE DATE     VOL/BOOK    PAGE
KD21A       Arnoldo A. Adame, etux           02/15/89         21        454
KD21B       Edna A. Rios, a widow            02/15/89         21        454
KD21C       Santana L. Adame, Jr.            02/15/89         21        454
KD21D       Eliza A. Lopez, a widow          02/15/89         21        454
KD21E       Elvira A. Leyba, etvir           02/15/89         21        454
KD21F       Arnoldo A. Adame, Admin.         02/15/89         21        454

and URI, Inc. dated as shown above, covering 40 acres of land, more or less, being Farm Lot 16, Block 42 of the Kleberg Town and Improvement Company Subdivision, as per map or plat thereof recorded in Vol. 1, Page 34, Plat Records of Kleberg County, Texas, said leases being recorded in the Kleberg County, Texas Clerk and Recorder's office at the Volumes and Pages listed above.

22.     KD22-A-K - Solution Mining Leases between the following listed lessors:


LSE #           LESSOR                       LSE DATE     VOL/BOOK    PAGE
KD22A       Jo Ann Hansen                    04/10/89         21        919
KD22B       Marqueeta Seagraves              04/10/89         22         30
KD22C       Mary L. Simms Trust              04/10/89         23         83
KD22D       Ruth Brown                       04/01/89         23         93
KD22E       Mark Hansen                      04/10/89         23        106
KD22F       Cara Sims                        04/20/89         23        400
KD22G       George C. Darr, Est.             04/20/89         23        390
KD22H       Elouise McLaughlin               04/10/89         23        344
KD22I       Mary Lou Olson                   04/15/89         23        334
KD22J       Wilelyn Stapper                  04/15/89         23        617
KD22K       Winifred Kellogg                 04/09/89         23        769

and URI, Inc. dated as shown above, covering 120 acres of land, more or less, being Farm Lot 11, 14 and 15, Block 42 of the Kleberg Town and Improvement Company Subdivision, as per map or plat thereof recorded in Vol. 1, Page 34, Plat Records of Kleberg County, Texas, said leases being recorded in the Kleberg County, Texas Clerk and Recorder's office at the Volumes and Pages listed above.

23. KD-23 FEE Ownership - Surface and 165/168ths mineral ownership in 50 acres, and 100% mineral ownership in 110.0 acres covering Farm lots 9, 10, 15, 16, Blk. 41, and 100% mineral ownership in 125.7 acres covering Farm Lots 1, 2, 8 and the North 5.7 acres of Farm Lot 7 all in Blk. 48, of the Kleberg Town and Improvement Company Subdivision, as per map or plat thereof recorded in Vol. 1, Page 34, Plat Records of Kleberg County, Texas, said Warranty Deed being recorded in Vol. 35 at Page 665 of the Official Records, Kleberg County, Texas being 285.7 acres, more or less, all total, dated April 4, 1990.

MINING LEASES - DUVAL COUNTY, TEXAS

1. RO-1 - In-Situ Uranium Mining Lease between Jose and Laura T. Cardenas and URI, dated 9-5-85, covering 372.00 acres of land, more or less, and being described as Tract (a) of First Tract containing 138.0 acres, more or less, situated in the Tiburcio Perez Survey, Abstract No. 1541, Survey No. 16 and Tract (b) of First Tract containing 234.0 acres, more or less, situated in the H & G N R.R. Survey No. 15, Abstract No. 316, in that certain Partition Deed between William L. Rogers, Jr., et al., said deed dated July ___, 1944 and recorded in Volume 57, Page 315 et seq., Deed Records, Duval County, Texas, said Lease being recorded in the Duval County, Texas Clerk and Recorder's Office at Book 405, Page 317.

2. RO-2 - In-Situ Uranium Mining Lease between Guadalupe Garcia, et al. and URI, dated 9-5-85, covering 150.00 acres of land, more or less, out of and part of the Julia Rogers Survey No. 16, Abstract No. 1541 and being the same land as is described in Deed dated February 5, 1976, from Consuelo Garcia to Guadalupe Garcia and Romeo Garcia, recorded in Volume 203, Page 86, Deed Records, Duval County, Texas, said Lease being recorded in the Duval County, Texas Clerk and Recorder's Office at Book 406, page 431.

3. RO-3 - In-Situ Uranium Mining Lease between Hugo and Laura G. Berlanga and URI, dated 11-27-85, covering Tract No. 1, 18.44 acres of land, more or less, being known as Share No. 4, set aside to Martin Rangel; and Tract No. 2,
18.44 acres of land, more or less, being known as Share No. 9, set aside to Jose Rangel, both Tracts being out of the Ursino Rangel Homestead Survey 6, Abstract No. 486, patent No. 500, containing 165.95 acres of land, divided as set forth in Partition Deed dated December 9, 1929, recorded in Volume 38, Page 494, Deed Records, Duval County, Texas, and more particularly described by metes and bounds in Warranty Deed dated May 20, 1977 recorded in Volume 213, Page 31, Duval County, Texas, said Lease being recorded in the Duval County, Texas Clerk and Recorder's Office at Book 410, Page 337.

4. RO-4 - In-Situ Mining Lease between Julia R. Flores and URI, dated 12-16-85, covering 502.00 acres of land, more or less, being Tract (a) 366.0 acres being a part of the H & G N R.R. Co. Survey No. 15, Abstract No. 316 and Tract (b) 136.0 acres being part of the J. Poitevent Survey No. 21, Abstract No. 467 and being Share 6(b) set aside to Julia R. Flores in that certain Partition Deed dated July ____, 1944, recorded in Volume 57, Page 315, Deed Records, Duval County, Texas, said Lease being recorded in the Duval County, Texas Clerk and Recorder's Office at Book 411, Page 343.

5. RO-5 - In-Situ Uranium Mining Lease between Manuel G. and Francisca R. Rogers and URI, dated 1-15-86, covering 202.00 acres, more or less, a part of Tiburcio Perez Survey Abst. 1541 and being all of "Third Tract" containing 502 acres, more or less, between William L. Rogers, et al., and awarded to Manual
G. Rogers, dated July ___, 1944 and recorded in Vol 57, Page 315, Deed Records, Duval County, Texas SAVE & EXCEPT from said 502 acres, the south 200 acres, more or less, deeded from Manuel G. Rogers, et ux to Alfredo Garcia, et al. dated March 23, 1946, recorded in Vol 63, page 534, Deed Records, Duval County, Texas, and ALSO SAVE AND EXCEPT the west 100 acres, more or less, of the north 302 acres of said 502 acre tract, deeded from Manuel G. Rogers, et ux to Alfredo Garcia, et al., dated October 15, 1946, recorded in Vol 65, Page 248, Deed Records, Duval County, Texas, said Lease being recorded in the Duval County, Texas Clerk and Recorder's Office at Book 1, Page 214.

6. RO-6 - In-Situ Uranium Mining Lease between Gertrudes R. Tanguma and URI, dated 6-25-86, covering Share No. 7, containing 70.05 acres of land out of the 409.30 acres of land and out of the J. Poitevent Survey 529, Abst. 474, and the Gabriel Rangel Homestead Survey No. 5, Abst. 487, in the "Los Reyes" area in Duval County, Texas, and also being out of Shares 5 and 6 of the Partition of the Macedonio Rangel Lands, recorded in Vol 8, Pages 331/335, said Share No. 7 is more particularly described by metes and bounds in Partition Deed dated April 29, 1973 recorded in Vol. 176, Pages 327/337, Deed Records of Duval County, Texas, said Lease being recorded in the Duval County, Texas Clerk and Recorder's Office at Book 11, Page 699.

7. RO-7 - In-Situ Uranium Mining Lease between Concepcion R. Sendejo and URI, dated 10-26-86, covering Share No. 6, containing 60.05 acres of land out of the 409.30 acres of land and out of the J. Poitevent Survey 529, Abst. 474, and the Gabriel Rangel Homestead Survey No. 5, Abst. 487, in the "Los Reyes" area in Duval County, Texas, and also being out of Share No. 5 and 6 of the Partition of the Macedonio Rangel Lands, recorded in Vol. 8, Pages 331/335, said Share No. 6 is more particularly described by metes and bounds in Partition Deed dated April 29, 1973 recorded in Vol. 176, Pages 327/337, Deed Records, Duval County, Texas, said Lease being recorded in the Duval County, Texas Clerk and Recorder's Office at Book 19, Page 220.

8. RO-8 - In-Situ Uranium Mining Lease between Herminia R. Gonzales and URI, dated 10-30-86, covering Share No. 5, containing 60.05 acres of land, more or less, out of 409.30 acres of land and out of the J. Poitevent Survey 529, Abst. 474, and the Gabriel Rangel Homestead Survey No. 5, Abst. 487, in the "Los Reyes" area in Duval County, Texas, and also being out of Share No. 5 and 6 of the Partition of the Macedonio Rangel Lands, recorded in Vol. 8, Pages 331/335, said Share No. 6 is more particularly described by metes and bounds in Partition Deed dated April 29, 1973 recorded in Vol. 76, Pages 327/337, Deed Records, Duval County, Texas, said Lease being recorded in the Duval County, Texas Clerk and Recorder's Office at Book 19, page 404.

9. RO-9 - In-Situ Uranium Mining Lease between Trinidad B. and Reymundo R. Rangel and URI, dated 12-4-86 covering Share No. 2, containing 62.05 acres of land, more or less, allotted and set aside to Reymundo R. Rangel, and the West
35.0 acres of land, more or less, out of Share No. 4, containing 70.05 acres, allotted and set aside to Maria R. Serna, et vir, out of the 409.30 acres of land out of the J. Poitevent Survey No. 5, Abst. 474 and the Gabriel Rangel Homestead Survey No. 5, Abst. 487, in the "Los Reyes" area in Duval County, Texas, and more particularly described by metes and bounds in Partition Deed made by and between Candelario R. Rangel, et al., the 29th day of April, 1973 recorded in Vol. 176, Pages 327/341, Deed Records, Duval County, Texas, and also being out of Shares 5 and 6 of the Partition of the Macedonio Rangel Lands recorded in Vol. 8, Pages 331/333, Deed Records of Duval County, Texas, said Lease being recorded in the Duval County, Texas Clerk and Recorder's Office at Book 23, Page 200.

10. RO-10 - In-Situ Uranuim Mining Lease between Lucila S. Sanchez, et al., and URI, dated 12-8-86, covering Share No. 4, containing 70.05 acres of land, more or less, allotted and set aside to Maria R. Serna, et vir, out of the
409.30 acres of land out of the J. Poitevent Survey 529, Abst. 474 and the Gabriel Rangel Homestead Survey No. 5, Abst. 487, in the "Los Reyes" area in Duval County, Texas, and also being out of Share No. 5 and 6 of the Partition of the Macedonio Rangel Lands recorded in Vol 8, Pages 331/335, Deed Records of Duval County, Texas, more particularly described by metes and bounds in Partition Deed made by and between Candelario R. Rangel, et al., the 29th day of April, 1973, recorded in Vol 176, Pages 327/341, Deed Records, Duval County, Texas, said Lease being recorded in the Duval County, Texas Clerk and Recorder's Office at Book 23, Page 190.

11. RO-11 - In-Situ Uranium Mining Lease between Homero and Clemencia Contreras and URI, dated 1-19-87, covering Sixteen acres of land, more or less, out of a 160 acre tract, originally patented to Antonio Rangel on July 19, 1877, Patent No. 162, Vol. 6, of the State of Texas, and being the same property conveyed to Donaciano Contreras by Felix Trejo dated March 31, 1920, of record in Vol. 18, Page 129, Deed Records, Duval County, Texas, and two acres of land, more or less, out of a 160 acres tract, known as Survey No. 7, originally a Homestead Certificate issued to Antonio Rangel, patented by the State of Texas on September 24, 1877, Patent No. 162, Vol. 6 of Record in Vol. B, Page 126, Deed Records, Duval County, Texas, and being the same property conveyed to Donaciano Contreras by Antonio Cantu de Perez, dated November 28, 1922, of Record in Vol. 21, Page 591, Deed Records, Duval County, Texas, said Lease being recorded in the Duval County, Texas Clerk and Recorder's Office at Book 29, Page 741.

12. RO-12 - In-Situ Uranium Mining Lease between, Thomas W. Crews, et ux and URI, Inc., dated August 27, 1987, covering 1,965.7 acres of land, more or less, out of Survey 17, Abstr. 314, Survey 18, Abstr. 1781 and Survey 274, Abstr. 1780, which lease is covered by a Memorandum of Uranium Mining Lease and Letter Agreement dated September 24, 1987 in Vol. 38, Page 3, and by Memorandum of Amendment to Mining Lease and Letter Agreement dated December 15, 1988 in Vol. 65 at Page 669 of the Official Records, Duval County, Texas.

MINING LEASES - VASQUEZ - DUVAL COUNTY, TEXAS

1. VA-1A, B, C - In-Situ Uranium Mining Lease between Romeo J. Vasquez, et al and URI, Inc. dated February 12, 1990, covering 341.66 acres of land, more or less, described as Share 4, set apart to Margarita T. De Vella Cuellar and husband, Juan Vela Cuellar in Partition Deed between Aristeo Trevino, et al, dated 11-07-23 of record in Vol. 24, pp. 15-19, Deed Records of Duval County, Texas, and which lease is recorded in Vol. 46, at Page 156 of the Official records of Duval County, Texas.

2. VA-2A, B, C - In-Situ Uranium Mining Lease between Romeo J. Vasquez, et al, and URI, Inc., dated January 15, 1988, covering 500.0 acres of land, more or less, described as 500 acres of land out of Share No. 2 of the original partition of Santa Maria de los Angeles de Abajo Grant of record in Vol. 46 at Page 156 of the Official Records of Duval County, Texas.

                                  EXHIBIT "B"

                                PERMITTED LIENS


1.     Liens in favor of Secured Party.

2. Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Debtor to use such assets in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use.

3. Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

4. Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory liens that are incurred in the ordinary course of business which are not delinquent or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established.

5. Liens resulting from good faith deposits (including certificates of deposit) to secure payments of workmen's compensation or other social security programs.

6.     Encumbrances disclosed in the title policy covering the Property.

7. Any interest or title of a lessor in property which is the subject of any mineral lease entered into in the ordinary course of business by the Debtor, as lessee, and not prohibited by this Agreement other than any right of such lessor to prohibit the assignment, encumbrance or other disposition of such property.